Exhibit 10.4

CONFIDENTIAL

SUPPLEMENT TO
SECURITIES PURCHASE AGREEMENT

THIS SUPPLEMENT TO SECURITIES PURCHASE AGREEMENT (this “Supplement”), dated on and as of the latest date set forth on the signature page hereto (the “Effective Date”), by and between BIO-key International, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereof (“Purchaser”); with the persons identified in Section 3 hereof as intended third party beneficiaries hereof.

R E C I T A L S:

WHEREAS, the Company and Purchaser are entering into that certain Securities Purchase Agreement of even date herewith pursuant to which Purchaser agrees to purchase and the Company agrees to sell Units in an Offering, on the terms and conditions set forth therein (the “Securities Purchase Agreement”);

WHEREAS, the parties wish to provide for certain anti-dilution rights in favor of Purchaser in the event that the Company issues certain securities prior to the nine-month anniversary of the Effective Date at a price less than the Purchaser Price, as same may be further adjusted; and

WHEREAS, purchasers of the Units in the Offering are intended third party beneficiaries of the rights granted Purchaser in this Supplement.

NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto hereby agree as follows:

1.     Anti-Dilution. If at any time within nine (9) months from the Effective Date the Company sells or issues any shares of Common Stock or Common Stock Equivalents (other than sales or issuances to directors, officers, employees or independent contractors in the ordinary course of business for compensation purposes and stock splits and stock dividends payable in respect of the Common Stock) having a purchase, exercise or conversion price per share of Common Stock less than the Purchase Price (appropriately adjusted to account for any stock split, stock dividend or similar change affecting the Common Stock) (such price per share, as amended by reason of any adjustment or adjustments hereunder, the “Per Share Price”) (any such issuance is referred to herein as an “Additional Issuance”), then in such event the Per Share Price shall automatically be reduced to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula, and the Company shall issue to Purchaser concurrently with such Additional Issuance a number of additional validly issued, fully paid and nonassessable shares of Common Stock such that the aggregate number of shares of Common Stock issued to Purchaser pursuant to the Securities Purchase Agreement, as supplemented by this Supplement, shall equal the result obtained by dividing Purchaser’s Aggregate Purchase Price by the Per Share Price:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)     “CP2” shall mean the Per Share Price in effect immediately after such Additional Issuance;

(b)     “CP1” shall mean the Per Share Price in effect immediately prior to such Additional Issuance;

(c)     “A” shall mean the number of shares of Common Stock outstanding immediately prior to such Additional Issuance (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock outstanding immediately prior to such Additional Issuance);

(d)     “B” shall mean the number of shares of Common Stock that would have been issued if the Additional Issuance had been made at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(e)     “C” shall mean the number of such shares of Common Stock issued in the Additional Issuance.

For purposes of this Section 1, “Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. For the avoidance of doubt, no additional Warrants shall be issued to Purchaser and no adjustment, amendment or modification of any kind shall be made to the Warrants as a result of the application of this Section 1.

2.     Registration Rights. The shares of Common Stock, if any, issued hereunder shall not be subject to the Registration Rights Agreement of even date herewith between the Purchaser and the Company.

3.     Third Party Beneficiaries. All purchasers of in the Offering, including those that purchased Units in connection with the Closing conducted on October 25, 2013 (the “Prior Purchasers”), are deemed to be intended third party beneficiaries of the anti-dilution rights provided in Section 1 above. The Company shall promptly deliver notice to the Prior Purchasers of the rights to which they are entitled hereunder.

4.     Defined Terms. Capitalized terms not otherwise defined in this Supplement shall have the meanings ascribed to them in the Securities Purchase Agreement.

5.     No Additional Modification. The Securities Purchase Agreement shall not be modified by this Supplement in any respect except as expressly set forth herein.

6.     Counterparts. This Supplement may be executed in one or more counterparts and delivered electronically, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be executed as of the date set forth below.

Date: ____________________, 2013	PURCHASER

BIO-KEY INTERNATIONAL, INC.
Date:____________________, 2013	By
Name:
Title

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